Exhibit 23.4

CONSENT OF EXPERT

I hereby consent to the use of and reference to my name, Sharron Sylvester, B.Sc. (Geol), RPGeo AIG, and the information listed below that I reviewed and approved, as described or incorporated by reference in Lifezone Metals Limited’s Registration Statement on Form F-3 (the “Form F-3”), filed with the United States Securities and Exchange Commission. I am a “Qualified Person” as defined in Regulation S-K 1300.

I have reviewed and approved the following:-

●	The Kabanga Nickel Project Feasibility Study Technical Report Summary titled “Feasibility Study - Technical Report Summary” effective July 18, 2025 (the “Technical Report Summary”); and

●	The information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form F-3.

I consent to the public filing and use of the Technical Report Summary as an exhibit to the Form F-3.

Dated this 29th day of July, 2026.

Yours sincerely,

/s/ Sharron Sylvester
Sharron Sylvester, B.Sc. (Geol), RPGeo AIG
Technical Director – Geology
OreWin Pty Ltd